                                                                      Exhibit 4B
                                     [FACE]

         THIS SECURITY IS A GLOBAL SECURITY AND IS REGISTERED IN THE NAME OF CEDE & CO., A NOMINEE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (55 WATER STREET, NEW YORK, NEW YORK 10041-0099) ("DTC"). UNLESS THIS GLOBAL SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REGISTERED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         UNLESS AND UNTIL THIS GLOBAL SECURITY IS EXCHANGED IN WHOLE OR IN PART FOR CERTIFICATED SECURITIES, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE (X) BY DTC TO A NOMINEE OF DTC, (Y) BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC, OR (Z) BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR OF DTC OR A NOMINEE OF SUCH SUCCESSOR OF DTC.

CUSIP NO.         171875 AD 9                                     $150,000,000
          --------------------------
NO. R-1




                        CINCINNATI BELL TELEPHONE COMPANY

                                  $150,000,000

                       GUARANTEED 6.30% DEBENTURE DUE 2028

                      GUARANTEED ON A SUBORDINATED BASIS BY

                              CINCINNATI BELL INC.


         CINCINNATI BELL TELEPHONE COMPANY, an Ohio corporation (the "Company," which term includes any successor corporation under the Indenture referred to below), for value received, hereby promises to pay to CEDE & CO., as the nominee of The Depositary Trust Company ("DTC"), or registered assigns, the principal sum of ONE HUNDRED FIFTY MILLION DOLLARS ($150,000,000) on December 1, 2028, and to pay interest thereon semiannually in arrears on each June 1 and December 1 (each, an "Interest Payment Date"), commencing on June 1, 1999, and at maturity, from November 30, 1998 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, at the rate of 6.30% per annum, until the principal hereof becomes due and payable, and at such rate on any overdue principal and (to the extent that the payment of such interest shall be legally enforceable) on any overdue installment of interest.

         The interest payable hereunder, and punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name this Debenture is registered at the close of business on the regular record date for such interest, which shall be the May 15 or November 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. If and to the extent the Company shall default in the payment of the interest due, if any, on such Interest Payment Date, such defaulted interest shall be paid to the Persons in whose names the Debentures are registered at the close of business on a special record date established for such payment by notice by or on behalf of the Company to the Holders of the Securities not less than fifteen days prior to such special record date, such special record date to be not less than five days preceding the date of payment of such defaulted interest, all as more fully provided in the Indenture.

         Interest shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Each payment of interest in respect of an Interest Payment Date shall include interest accrued through the day prior to such Interest Payment Date. If an Interest Payment Date shall not be a Business Day, then payment of interest need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, and no interest shall accrue for the period after such date. "Business Day" with respect to the Debentures means a day that is neither a legal holiday nor a day on which banking institutions are authorized by law to close in New York, New York.

         Payment of the principal of (and premium, if any) and interest on this Debenture shall be made at the office or agency of the Company in the Borough of Manhattan, The City of New York, State of New York. Payment of the principal of (and premium, if any) and interest on this Debenture shall be payable in immediately available funds; provided, however, that payment of interest may be made at the option of the Company by check mailed to the address of the person entitled thereto at such address as it shall appear on the Debenture register. Holders of over $5 million in principal amount of Debentures have the option of receiving payment by wire by notifying the Paying Agent one business day prior to the payment date. Payment of the principal of (and premium, if any) and interest on this Debenture shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. Interest payable on any Interest Payment Date will be paid to DTC with respect to the portion of this Debenture held for its account by CEDE & CO. for the purpose of permitting such party to credit the interest received by it in respect of this Debenture to the accounts of the beneficial owners hereof.

         Reference is hereby made to the further provisions of this Debenture set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.


         This Debenture shall not be valid or become obligatory for any purpose until the appropriate certificate of authentication hereon shall have been executed by or on behalf of the Trustee under the Indenture referred to on the reverse hereof.

         IN WITNESS WHEREOF, Cincinnati Bell Telephone Company has caused this Instrument to be signed by its duly authorized officers, by a manual or facsimile of each of their signatures.


                                            CINCINNATI BELL TELEPHONE COMPANY



                                            By /s/ Richard G. Ellenberger
                                               ---------------------------------
                                                                       President



                                            By /s/ Kevin W. Mooney
                                               ---------------------------------
                                                         Chief Financial Officer


                          CERTIFICATE OF AUTHENTICATION


         This is one of the Securities of the series designated herein and referred to in the within-mentioned Indenture.
                                                 THE BANK OF NEW YORK,
                                                     As Trustee,



                                             By /s/ Mary Jane Schmalze
                                               ---------------------------------
                                                            Authorized Signatory



         Date: November 30, 1998
              -------------------

                                    [REVERSE]

                        CINCINNATI BELL TELEPHONE COMPANY

                                  $150,000,000

                       GUARANTEED 6.30% DEBENTURE DUE 2028

                      GUARANTEED ON A SUBORDINATED BASIS BY

                              CINCINNATI BELL INC.


         This Debenture is one of a duly authorized issue of unsecured senior debt securities of the Company known as the Company's Guaranteed 6.30% Debentures due 2028 (herein called the "Debentures"), issued under an Indenture dated as of November 30, 1998 (such Indenture as originally executed and delivered and as hereafter supplemented or amended, together with the Board Resolution setting forth certain terms of the Debentures adopted on September 18, 1998 and delivered to the Trustee by the Company pursuant to Section 2.07 of such Indenture, being herein called the "Indenture") from the Company to The Bank of New York, as trustee (herein called the "Trustee," which term includes any other successor trustees under the Indenture), to which Indenture, all indentures supplemental thereto and all Board Resolutions relating thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantor, the Trustee and the Holders of the Debentures and of the terms upon which the Debentures are, and are to be, authenticated and delivered. The acceptance of this Debenture shall be deemed to constitute the consent and agreement of the Holders hereof to all of the terms and provisions of the Indenture. All capitalized terms used in this Debenture which are not defined herein shall have the meaning assigned to them in the Indenture.

         This Debenture shall be redeemable, as a whole or in part, at the option of the Company, at any time or from time to time, at a redemption price (the "Redemption Price") equal to the greater of (i) 100% of the principal amount hereof and (ii) the sum of the present values of the Remaining Scheduled Payments discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus twenty basis points, plus, in the case of each of (i) and (ii), accrued interest thereon to the Redemption Date. Notice of redemption shall be given by mail to Debenture holders, not less than 30 days nor more than 60 days prior to the Redemption Date, all as provided in the Indenture. On or prior to the Redemption Date, the Company shall deposit with the Trustee or with a paying agent, if one is so appointed in a manner not inconsistent with the Indenture, an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, the Debentures to be redeemed on such date. In the event of redemption of this Debenture in part only, a new Debenture or Debentures, of like tenor, for the unredeemed portion hereof will be issued in the name of the holder hereof upon the surrender hereof. Subject to the terms of the Indenture, on and after the Redemption Date, interest will cease to accrue on this Debenture (or any portion thereof) if so called for redemption.

         "Comparable Treasury Issue" means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the Debentures to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities with respect to comparable maturity to the remaining term of the Debentures.

         "Comparable Treasury Price" means, with respect to any Redemption Date, the average of three Reference Treasury Dealer Quotations obtained by the Trustee for the Redemption Date.

         "Independent Investment Banker" means Salomon Smith Barney Inc., or its successor.

         "Redemption Date," when used with respect to any Debenture to be redeemed, in whole or in part, means the date fixed for such redemption pursuant to the Indenture.

         "Reference Treasury Dealers" means Salomon Smith Barney Inc. or its successor (so long as it, or its successor, continues to be a primary U.S. government securities dealer) and any two other primary U.S. government securities dealers chosen by the Company. If Salomon Smith Barney Inc. ceases to be a primary U.S. government securities dealer, the Company shall appoint in its place another nationally recognized investment banking firm that is a primary U.S. government securities dealer.

         "Reference Treasury Dealer Quotations" means the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by three Reference Treasury Dealers at 3:30 p.m. New York City time on the third Business Day preceding the Redemption Date.

         "Remaining Scheduled Payments" means, with respect to each Debenture to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related Redemption Date but for such redemption; provided, however, that, if such Redemption Date is not an Interest Payment Date with respect to such Debenture, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such Redemption Date.

         "Treasury Rate" means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity (computed as of the third Business Day immediately preceding such Redemption Date) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

         In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

         The Indenture contains provisions permitting the Company, the Guarantor and the Trustee, with the consent of the holders of not less than 66 2/3% in aggregate principal amount of the Debentures at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Debentures; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any Debentures, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, without the consent of the holder of each Debenture so affected, or
(ii) reduce the aforesaid percentage of Debentures, the consent of the holders of which is required for any such supplemental indenture, without the consent of the holders of all Debentures then outstanding. It is also provided in the Indenture that the holders of a majority in aggregate principal amount of the Debentures at the time outstanding may on behalf of the holders of all of the Debentures waive any past default under the Indenture and its consequences, except a default in the payment of the principal of (or premium, if any) or interest on any of the Debentures. Any such consent or waiver by the holder of any Debenture (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of such Debenture and of any Debenture issued upon the transfer thereof or in exchange or substitution therefor, irrespective of whether or not any notation of such consent or waiver is made upon such Debenture or such other Debenture.

         No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Debenture at the places, at the respective times, at the rate and in the coin or currency herein prescribed.

         The Debentures are issuable as registered Debentures without coupons in denominations of $1,000 and any integral multiple of $1,000. At the office or agency of the Company referred to on the face hereof and in the manner and subject to the limitations provided in the Indenture, Debentures may be exchanged without a service charge for a like aggregate principal amount of Debentures of other authorized denominations.

         The Debentures may be represented by one or more global Debentures deposited with The Depository Trust Company ("DTC") and registered in the name of the nominee of DTC, with certain limited exceptions. So long as DTC or any successor depositary or its nominee is the registered Holder of a global Debenture, DTC, such depositary or such nominee, as the case may be, will be considered to be the sole Holder of the Debentures for all purposes of the Indenture. Except as provided below, an owner of a beneficial interest in a global Debenture will not be entitled to have Debentures represented by such global Debenture registered in such owner's name, will not receive or be entitled to receive physical delivery of the Debentures in certificated form and will not be considered the owner or Holder thereof under the Indenture. Each person owning a beneficial interest in a global Debenture must rely on DTC's procedures and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a Holder under the Indenture. If the Company requests any action of Holders or if an owner of a beneficial interest in a global Debenture desires to take any action that a Holder is entitled to take under the Indenture, DTC will authorize the participants holding the relevant beneficial interests to give or take such action, and such participants will otherwise act upon the instructions of beneficial owners holding through them.

         If at any time DTC notifies the Company that it is unwilling or unable to continue as depositary for the global Debenture or Debentures or if at any time DTC ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, if so required by applicable law or regulation, the Company shall appoint a successor depositary with respect to such global Debenture or Debentures. If a successor depositary for such global Debenture or Debentures is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such unwillingness, inability or ineligibility or the Company, in its sole discretion, determines at any time that all Outstanding Debentures (but not less than all) issued or issuable in the form of one or more global Debentures shall no longer be represented by such global Debentures, then the Company shall execute, and the Trustee shall authenticate and deliver, definitive Debentures of like series, rank, tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of such global Debenture or Debentures. If any beneficial owner of an interest in a permanent global Debenture is otherwise entitled to exchange such interest for Debentures of such series and of like tenor and principal amount of another authorized form and denomination, as contemplated by the Indenture and provided that any applicable notice provided in the permanent global Debenture shall have been given, then without unnecessary delay, the Company shall execute, and the Trustee shall authenticate and deliver, definitive Debentures in aggregate principal amount equal to the principal amount of such beneficial owner's interest in such permanent global Debenture.

         Upon the exchange of a Debenture in global form for Debentures in certificated form, such Debenture in global form shall be canceled by the Trustee. Debentures in certificated form issued in exchange for a Debenture in global form shall be registered in such names and in such authorized denominations as the depositary for such Debenture in global form, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Debentures to the Persons in whose names such Debentures are so registered.

         None of the Company, the Trustee, any paying agent or the security registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in this Debenture in global form or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee, or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by any depositary, as a Holder, with respect to this Debenture in global form or impair, as between such depositary and owners of beneficial interests in such global Debenture, the operation of customary practices governing the exercise of the rights of such depositary (or its nominee) as Holder of such global Debenture.

         Upon due presentment for registration of transfer of this Debenture at the above-mentioned office or agency of the Company, a new Debenture or Debentures, of authorized denominations, for a like aggregate principal amount, will be issued to the transferee as provided in the Indenture. No service charge shall be made for any such transfer, but the

Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

         The Company, the Guarantor, the Trustee, the authenticating agent, any paying agent and any Debenture registrar may deem and treat the holder hereof as the absolute owner hereof (whether or not this Debenture shall be overdue and notwithstanding any notation of ownership or other writing hereon) for the purpose of receiving payment of or on account of the principal hereof (and premium, if any) and, subject to the provisions on the face hereof, interest hereon, and for all other purposes, and neither the Company nor the Trustee nor the authenticating agent nor any paying agent nor any Debenture registrar shall be affected by any notice to the contrary.

         No recourse shall be had for the payment of the principal of (or premium, if any) or the interest on this Debenture or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, shareholder (other than the Guarantor, to the extent of its obligations under the Guarantee endorsed hereon), officer, director or employee, as such, past, present or future, of the Company or of the Guarantor or of any successor corporation, either directly or through the Company or the Guarantor or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

         This Debenture shall be deemed a contract made under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the laws of said State.

         FOR VALUE RECEIVED, Cincinnati Bell Inc., a corporation duly organized and existing under the laws of the State of Ohio (herein called the "Guarantor"), hereby guarantees to the holder of the Debenture upon which this Guarantee is endorsed the payment of the principal of (and premium, if any) and interest on said Debenture (including the costs and expenses of collection), in accordance with the terms thereof and of the Indenture referred to therein. In the event of any assignment of said Debenture, the Guarantor shall have all defenses against the assignee which the Company or the Guarantor may have against the assignor or any prior assignors. The Guarantor hereby covenants that this Guarantee will not be discharged except by payment in full of the principal of (and premium, if any) and interest on said Debenture (including the costs and expenses of collection).

         The Guarantor shall be subrogated to all rights of the holder of said Debenture against the Company in respect of any amounts paid by the Guarantor pursuant to the provisions of this Guarantee; provided, however, that the Guarantor shall not be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation until the principal of (and premium, if any) and interest on all Debentures issued under said Indenture held by others (including the costs and expenses of collection) shall have been paid in full.

         The obligations evidenced by this Guarantee shall be, to the extent and in the manner provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness of the Guarantor (as defined in the Indenture). Senior

Indebtedness of the Guarantor does not include (i) the Debentures, (ii) any obligation of the Guarantor to any direct or indirect subsidiary, (iii) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities), (iv) any Indebtedness of the Guarantor (and any accrued and unpaid interest in respect thereof) that by the express terms of the agreement or instrument creating, evidencing or governing such Indebtedness is subordinate or junior in any respect to any other Indebtedness or other obligation of the Guarantor, (v) that portion of any Indebtedness which at the time of incurrence is incurred in violation of the Indenture or (vi) any liability for federal, state, local or other taxes owed or owing by the Guarantor. The Debenture on which this Guarantee is endorsed is issued subject to the provisions of the Indenture with respect to such subordination, and each holder of said Debenture, by accepting the same, agrees to and shall be bound by such provisions of the Indenture.

         This Guarantee shall not be valid or become obligatory for any purpose until the certificate of authentication on said Debenture shall have been manually executed by the Trustee under the Indenture referred to in said Debenture.

         IN WITNESS WHEREOF, Cincinnati Bell Inc. has caused this Guarantee to be executed in its corporate name by the manual or facsimile signatures of its President and its Chief Financial Officer, Treasurer or one of its Assistant Treasurers.

                                               CINCINNATI BELL INC.



                                               By: /s/ John T. LaMacchia
                                                  ------------------------------
                                                        President


                                               By: /s/ Kevin W. Mooney
                                                  ------------------------------
                                                        Chief Financial Officer